UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2005

INTERNATIONAL SPEEDWAY CORPORATION
(Exact name of registrant as specified in its charter)

FLORIDA	O-2384	59-0709342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA	32114
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (386) 254-2700

No Change
(Former name or address, if changed since last report)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
           Item 1.02 Termination of a Material Definitive Agreement

On July 1, Pennsylvania International Raceway, Inc., an indirect wholly-owned subsidiary of the Registrant, was notified by Brookside Realty, Inc. that the agreement for the sale of 158 acres on which Nazareth Speedway is located for approximately $19 million was terminated because Brookside had determined that timely and financially reasonable governmental approval of its proposed redevelopment of the real property was either unlikely or not feasible. We continue to hold the property for sale and are renewing our marketing efforts for the real property. Nazareth Speedway suspended major motorsports event operations after the completion of the track's 2004 events and its results of operations are presented as discontinued operations in the Registrant's consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date:	07/05/2005	/s/ Glenn R. Padgett
Glenn R. Padgett, Vice President, Chief Counsel - Operations, & Assistant Secretary